Exhibit 10.8
     September 27, 2007

AMENDMENT #4	Cadbury Schweppes Bottling Group, Inc.
CROWN Cork & Seal USA, Inc (“Crown”) is pleased to offer this Amendment #4 to the June 15, 2004 Agreement (as previously amended on August 25, 2005, June 21, 2006, and April 4, 2007) between Crown and Dr Pepper/Seven Up Bottling Group, Inc. (“Dr Pepper/Seven Up”) now known as Cadbury Schweppes Bottling Group, Inc. (“Cadbury”) for the supply of aluminum 12-ounce beverage cans and ends (“Containers”). The purpose of this Amendment #4 is to include additional Cadbury filling locations to the Agreement and to revise certain other provisions of the Agreement as described below:
LOCATIONS & VOLUMES: In addition to the Cadbury filling locations included in the current Agreement (as previously amended), Crown shall supply and Cadbury agrees to purchase from Crown, *% of their 12-ounce Container requirements for the following Cadbury filling locations beginning on or approximately *:

Location	Estimated Annual Volumes
Miami, FL	*	12-ounce
Jacksonville, FL	*	12-ounce

Total Additional Volume	*	*
If any of the Cadbury can filling locations supplied under the Agreement as amended herein are closed and volume is moved to a replacement filling location, Crown shall have the right to supply such relocated Container volume at the replacement filling location pursuant to the terms of the Agreement.
PRICING: The initial base prices for Containers to be supplied by Crown pursuant to this Amendment #4 (effective October 1, 2007) are:

12-ounce cans
Miami & Jacksonville, FL	with LOE Ends
12-ounce can bodies	$*
Aluminum adjustment	$*

Total can body price	$*

202 dia. LOE ends	$*
Aluminum adjustment	$*

Total LOE end price	$*

Total 12-oz Container	$*
*
The above price for 12-ounce can bodies includes a *.

*	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

PAYMENT TERMS: As in the current Agreement, payments for Containers supplied under this Amendment #4 shall be due net * days from the date of invoice — no cash discounts will be allowed.
SUPER-ENDS ®: Conversion of the Miami and Jacksonville filling locations from “LOE” to “Super-End®” ends shall be completed on a mutually agreeable schedule *. * agrees to * required to convert each location to Super-End®. Seamer overhaul and repair costs are *. The Super-End® price savings versus LOE ends has been included in the LOE pricing shown above.
FREIGHT: The above prices include freight delivery costs to the various Cadbury filling locations and are based on direct shipments with no local warehousing. Cadbury may use its own fleet of trucks to pick-up cans and/or ends at the Crown manufacturing facilities and Crown shall give a freight allowance equal to its cost to deliver by commercial carrier. Crown intends to supply can bodies to the various Cadbury filling locations from the following can manufacturing facilities:

Cadbury	Crown’s Can Supply
Filling Locations	Location (& Back-up)

Miami, FL 12-oz	*
Jacksonville, FL 12-oz	*
PRICE CHANGES: The initial base prices described above shall be adjusted pursuant to the provisions of the current amended Agreement except for the following:
1)	Effective *, the 12-ounce can body price at Miami and Jacksonville shall be * per thousand cans.
2)	Beginning October 1, 2007, price adjustments for * at Miami and Jacksonville shall be based *. The fourth quarter 2007 invoice prices shall reflect *. At the end of each calendar quarter, a reconciliation shall be performed reflecting * multiplied by the number of cans and ends purchased by Cadbury during each of the months in the quarter at the Miami and Jacksonville locations.
*

*	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

*
*
ARTWORK CHARGES: * involved with the transfer of the Miami and Jacksonville Container volume to Crown from the previous supplier.
CONFIDENTIALITY: Cadbury and Crown agree to maintain strict confidentiality regarding the contents of this Amendment #4 including pricing and all other terms set forth herein.
OTHER TERMS AND CONDITIONS: Except as specifically modified by this Amendment #4, all other terms and conditions of the amended Agreement shall remain in full force and effect.
(Signature page follows.)

*	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

If you are in agreement with the provisions of this Amendment #4 as set forth above, please sign in the space provided below and return one original copy to Crown.

CROWN Cork & Seal USA, Inc.

By:	/s/

Title:

CADBURY SCHWEPPES BOTTLING GROUP, INC.

By:	/s/

Title: